UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

Paramount Skydance Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42791	99-3917985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	PSKY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

In connection with the pending acquisition of Warner Bros. Discovery, Inc. (“WBD”), Paramount Skydance Corporation (“PSKY”) has successfully completed the syndication of its previously disclosed bridge facility and has entered into permanent financing transactions that will support the consummation of the merger and make up a portion of the post-closing capital structure of the combined business. The completion of the bridge syndication and the entry into the permanent financing transactions reflect strong support by a group of eighteen lenders composed of PSKY’s relationship banks and institutional lenders for the financing of the proposed transaction. As a result of entering into these permanent financing arrangements, including a two-tranche senior secured term loan facility and a senior secured revolving credit facility, the aggregate commitments under the bridge facility have been reduced from $54.00 billion to $49.00 billion and previously disclosed commitments for the $3.50 billion revolving facility have been reduced to $0.00. In addition, PSKY has amended its existing senior unsecured revolving credit facility to increase committed liquidity from $3.50 billion to $5.00 billion in advance of the closing of the merger.

Item 1.01	Entry into a Material Definitive Agreement.

New Pro Rata Credit Agreement

On April 7, 2026, PSKY entered into a Credit Agreement (the “Pro Rata Credit Agreement”) among PSKY, Citibank, N.A. as administrative agent and collateral agent, BofA Securities, Inc., Citibank, N.A., Apollo Global Funding, LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as syndication agent, Apollo Global Funding, LLC, Deutsche Bank AG New York Branch and Wells Fargo Bank, N.A., as documentation agents, and the lenders party thereto.

In connection with the effectiveness of the Pro Rata Credit Agreement upon its execution on April 7, 2026, the amount of the $54.00 billion bridge commitments and $3.50 billion 365-day revolving commitments obtained by PSKY pursuant to a Commitment Letter, dated as of December 8, 2025 by and among PSKY, BofA Securities, Inc., Bank of America, N.A., Citigroup Global Markets Inc., Apollo Global Funding, LLC and Apollo Capital Management, L.P. for financing of PSKY’s acquisition of WBD have been reduced to $49.00 billion and $0.00 respectively.

The Pro Rata Credit Agreement provides for senior secured credit facilities consisting of: (a) $2.50 billion three-year term A loans (the “Term A-1 Loan Facility” and the loans drawn thereunder, the “Term A-1 Loans”), (b) $2.50 billion five-year term A loans (the “Term A-2 Loan Facility” and the loans drawn thereunder, the “Term A-2 Loans”; the Term A-2 Loan Facility, together with the Term A-1 Loan Facility, collectively, the “Term A Loan Facilities”), and (c) $5.00 billion five-year revolving commitments (the “Revolving Credit Facility” and the commitments thereunder, the “Revolving Credit Commitments”; the Revolving Credit Facility, together with the Term A Loan Facilities, collectively, the “Pro Rata Facilities”). The availability and initial funding of the Pro Rata Facilities are subject only to the satisfaction or waiver of customary conditions precedent set forth in the Pro Rata Credit Agreement, including the closing of the transactions (the “Transactions”) contemplated under that certain Agreement and Plan of Merger, by and among PSKY, Prince Sub Inc., a Delaware corporation and wholly owned subsidiary of PSKY, and WBD, originally disclosed, and as further described, in PSKY’s Current Report on Form 8-K filed February 27, 2026, as in effect from time to time (the date on which such conditions are satisfied or waived, the “Closing Date”). The loans under the Term A Loan Facilities are to be made in a single borrowing on the Closing Date and will mature and be payable in full on (a) with respect to the Term A-1 Loans, the third anniversary of the Closing Date, and (b) with respect to the Term A-2 Loans, the fifth anniversary of the Closing Date. The Revolving Credit Commitments will mature on the fifth anniversary of the Closing Date.

The proceeds of any loans drawn under the Term A Loan Facilities will be used to, among other things, finance the Transactions and the payment of fees, costs and expenses related thereto. The proceeds of any revolving loans drawn and any letters of credit issued under the Revolving Credit Facility will be used for general corporate purposes, including supporting transactions not prohibited under the Pro Rata Credit Agreement, including refinancing of the Revolving Credit Agreement (as defined below).

The obligations under the Pro Rata Credit Agreement will be secured on a first lien basis on all or substantially all of the assets of PSKY and its U.S. subsidiaries (including Paramount Global, Skydance Media, LLC, and after giving effect to the proposed transaction, WBD, and each of their respective U.S. subsidiaries) that are guarantors, excluding real property and subject to other customary exceptions. On the date (such date, the “Investment Grade Fall-Away Date”) PSKY achieves certain credit ratings and satisfies certain other conditions as specified in the Pro Rata Credit Agreement, the obligations under the Pro Rata Credit Agreement will become unsecured, and the guarantee of such obligations by the subsidiary guarantors will be released (subject to certain exceptions).

The loans drawn under the Term A Loan Facilities and the Revolving Credit Facility under the Pro Rata Credit Agreement will bear interest at a rate determined at the time of each borrowing and are generally based on either the prime rate in the U.S. or an applicable benchmark rate plus a margin (based on PSKY’s corporate family rating), depending on the type and tenor of the loans entered into. The benchmark rate for loans denominated in U.S. dollars is Term SOFR, and for loans denominated in euros, sterling and yen is EURIBOR, SONIA and TIBOR, respectively. PSKY will also pay to the lenders under the Pro Rata Credit Agreement certain customary fees, including undrawn commitment fees accruing from and after the date that is 120 days after the date of the Pro Rata Credit Agreement to and through (but excluding) the earlier of the Closing Date and the termination or expiration of the commitments in respect of the Pro Rata Facilities, and other fees as set forth therein.

The loans under the Pro Rata Credit Agreement may be voluntarily prepaid, and unutilized commitments thereunder may be voluntarily reduced, without penalty, other than customary Term SOFR loan breakage.

The Pro Rata Credit Agreement contains customary representations and warranties that will be made by, and covenants that will apply to, PSKY and/or certain of its subsidiaries on and after the Closing Date, including covenants restricting the ability of PSKY and certain of its subsidiaries to dispose of assets, create liens on their assets, incur debt, make certain restricted payments, consummate mergers or consolidations, or enter into transactions with affiliates, certain of which covenants will cease to apply or be modified as set forth in the Pro Rata Credit Agreement on and after the Investment Grade Fall-Away Date. The Pro Rata Credit Agreement also contains financial covenants that require PSKY’s (i) consolidated total net leverage ratio not to exceed 5.50 to 1.00 and (ii) first lien net leverage ratio not to exceed 3.25 to 1.00, in each case, at the end of each fiscal quarter. On and after the Investment Grade Fall-Away Date, the first lien leverage ratio financial covenant will cease to apply and the consolidated total net leverage ratio financial covenant will be modified requiring that PSKY’s consolidated total net leverage ratio not exceed 4.50 to 1.00 at the end of each fiscal quarter.

The Pro Rata Credit Agreement also contains customary events of default (subject to grace periods, as applicable), including, among others, nonpayment of principal, interest or fees, any representation or warranty proving to have been false or misleading in any material respects, failure to comply with covenants (including the financial covenants), payment default on, or acceleration under, certain other material indebtedness, bankruptcy or insolvency, certain unsatisfied judgments, occurrence of certain ERISA-related events, and the occurrence of a change of control.

The foregoing description of the Pro Rata Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Pro Rata Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Amendment to Revolving Credit Agreement

On April 7, 2026, PSKY entered into Amendment No. 7 (the “Amendment”) among PSKY, Paramount Global, a Delaware corporation (“Paramount Global”), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Revolver Administrative Agent”) to the Amended and Restated Credit Agreement, dated as of January 23, 2020 (as amended or otherwise modified on or prior to the date of the Amendment, the “Existing Revolving Credit Agreement” and, the Existing Revolving Credit Agreement as amended by the Amendment, the “Revolving Credit Agreement”), among PSKY, Paramount Global, the subsidiaries of PSKY designated as borrowers from time to time thereunder, the lenders named therein from time to time, the Revolver Administrative Agent, and the other agents party thereto.

The Amendment, among other things, amends the Existing Revolving Credit Agreement to increase the commitments under the existing $3.50 billion senior unsecured revolving credit facility by $1.50 billion to an aggregate amount of $5.00 billion, which will be reduced to $4.94 billion in January 2027 through maturity in January 2028.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2026, PSKY and Paramount Global entered into a Separation Agreement (the “Separation Agreement”) with Jeffrey Shell, President of PSKY and a member of PSKY’s Board of Directors, pursuant to which Mr. Shell ceased to serve as an employee of PSKY and as a member of the Board of Directors of PSKY, effective as of April 8, 2026.

In connection with Mr. Shell’s separation, subject to his continued compliance with the Separation Agreement (which includes a release of claims in favor of PSKY and its affiliates) and applicable restrictive covenants, he will be entitled to receive:

•	an amount in cash equal to the sum of Mr. Shell’s annual base salary and target annual bonus, payable in substantially equal installments in accordance with PSKY’s regular payroll practices for twelve (12) months following the date of separation;

•	accelerated vesting of a number of restricted stock units (“RSUs”) subject to the RSU award granted to Mr. Shell on August 7, 2025, that would have otherwise vested through the twelve (12)-month anniversary of the date of separation (had his employment continued during such time); and

•	company-subsidized health and dental benefit coverage for up to twelve (12) months following the date of separation.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Cautionary Note Concerning Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” regarding the potential acquisition of WBD and the potential use of proceeds from the financing transactions described herein. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of PSKY or WBD. Risks and uncertainties include, but are not limited to: the risk that the closing conditions for the acquisition will not be satisfied, including the risk that clearances under applicable antitrust or regulatory laws will not be obtained; uncertainty as to the percentage of WBD stockholders that will vote to approve the proposed transaction at the applicable WBD stockholder meeting; the possibility that the transaction will not be completed in the expected timeframe or at all; potential adverse effects to the businesses of PSKY or WBD during the pendency of the transaction, such as employee departures or distraction of management from business operations; the risk of stockholder litigation relating to the transaction, including resulting expense or delay; the potential that the expected benefits and opportunities of the acquisition, if completed, may not be realized or may take longer to realize than expected; risks related to PSKY’s streaming business; the adverse impact on PSKY’s advertising revenues as a result of changes in consumer behavior, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to PSKY’s decisions to invest in new businesses, products, services and technologies, and the evolution of PSKY’s business strategy; the potential for loss of carriage or other reduction in, or the impact of negotiations for, the distribution of PSKY’s content; damage to PSKY’s reputation or brands; losses due to asset impairment charges for goodwill, content and long-lived assets, including finite-lived intangible assets; liabilities related to discontinued operations and former businesses; increasing scrutiny of, and evolving expectations for, sustainability initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; challenges in protecting and maintaining PSKY’s intellectual property rights; domestic and global political, economic and regulatory factors affecting PSKY’s businesses generally; the inability to hire or retain key employees or secure creative talent; disruptions to PSKY’s operations as a result of labor disputes; risks and costs associated with the integration of, and PSKY’s ability to integrate, the businesses of Paramount Global and Skydance Media, LLC successfully and to achieve anticipated synergies; litigation relating to the transactions contemplated by the transaction agreement entered into on July 7, 2024, between Paramount Global and Skydance Media, LLC, potentially resulting in substantial costs; volatility in the price of PSKY’s Class B common stock; the effect PSKY’s dual-class capital structure and the concentrated ownership may have on the price of its Class B common stock or business; risks related to a private sale of a controlling interest in PSKY, including that PSKY’s stockholders may not realize any change of control premium on shares of PSKY’s Class B common stock and that PSKY may become subject to the control of a presently unknown third party; risks associated with PSKY’s status as a “controlled company” under Nasdaq rules, including its exemption from certain corporate governance requirements; risks associated with the lack of voting rights of PSKY’s Class B common stock; risks that anti-takeover provisions in PSKY’s amended and restated certificate of incorporation (“Charter”) and amended and restated bylaws, and under Delaware law, could deter, delay, or prevent a change of control; risks that exclusive forum provisions in PSKY’s Charter could limit a stockholder’s choice of forum for certain claims and discourage lawsuits against PSKY’s directors and officers; risks that corporate opportunity provisions in PSKY’s Charter could permit certain persons to pursue competitive opportunities that might otherwise be available to PSKY; and risks associated with PSKY’s holding company structure, including its dependence on distributions from its subsidiaries to meet tax obligations and other cash requirements. A further list and description of these risks, uncertainties and other factors and the general risks associated with the respective businesses of PSKY and WBD can be found in PSKY’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026, including in the sections captioned “Cautionary Note Concerning Forward-Looking Statements” and “Item 1A. Risk Factors,” and PSKY’s subsequent filings with the SEC, and WBD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, including in the sections captioned “Cautionary Note Concerning Forward-Looking Statements” and “Item 1A. Risk Factors,” and WBD’s subsequent filings with the SEC. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, ir.wbd.com or on request from PSKY or WBD. PSKY undertakes no obligation to update any forward-looking statement as a result of new information or future events or developments, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Pro Rata Credit Agreement
10.2	Amendment No. 7 to Revolving Credit Agreement
10.3	Separation Agreement, dated as of April 8, 2026, by and among Paramount Skydance Corporation, Paramount Global and Jeffrey Shell
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT SKYDANCE CORPORATION

By:	/s/ Stephanie Kyoko McKinnon
	Name:	Stephanie Kyoko McKinnon
	Title:	General Counsel and Secretary

Date: April 9, 2026